UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2021

VERTIV HOLDINGS CO
Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1050 Dearborn Drive, Columbus, Ohio 43085
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-third of one redeemable warrant to purchase one share of Class A common stock	VERT.U	New York Stock Exchange
Redeemable warrants to purchase Class A common stock	VRT WS	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On December 17, 2020, Vertiv Holdings Co (the “Company”) issued a notice of redemption (the “Redemption Notice”) of its outstanding public warrants to purchase shares of the Company’s Class A common stock issued as part of the units sold in the Company’s initial public offering (the “Public Warrants”), for a redemption price of $0.01 per Public Warrant. On January 14, 2021, the Company announced the extension of the Redemption Date (as such term is defined in the Redemption Notice) from 5:00 p.m. New York City time on January 18, 2021 (a bank holiday) to 5:00 p.m. New York City time on January 19, 2021.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2021	Vertiv Holdings Co

/s/ Stephanie L. Gill
Name: Stephanie L. Gill
Title: Chief Legal Counsel

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